Exhibit 99.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements Nos. 33-30545 and 33-37818 on Form S-8 and Registration Statement No. 33-87254 on Form S-3 of A. M. Castle & Co. (the “Company”) of our report dated February 24, 2003 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

/s/Deloitte & Touche, LLP Deloitte & Touche, LLP

Chicago, Illinois
March 3, 2003